UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 30, 2019

Alcentra Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	814-01064 (Commission File Number)	46-2961489 (IRS Employer Identification Number)

200 Park Avenue, 7th Floor
New York, NY 10166
(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 922-8240

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	ABDC	The NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2019, in connection with changes in management at Alcentra NY, LLC (the “Adviser”), the external investment adviser to Alcentra Capital Corporation (the “Company”), Vijay Rajguru resigned from his positions as Chairman of the Company’s board of directors (the “Board”) and as a member of the Board, each effective immediately. Mr. Rajguru’s resignation was not the result of a disagreement with the Company on any matter relating to its operations, policies or practices. The Board, upon recommendation from its Nominating and Corporate Governance Committee, has appointed Edward Grebow, a member of the Board since 2016, to serve as Chairman of the Board, and has appointed Suhail A. Shaikh, the Company’s Chief Executive Officer, to serve on the Board to fill the vacant seat created by Mr. Rajguru’s resignation, each effective immediately.

In connection with Mr. Rajguru’s resignation, the Board issued the following statement: “Vijay Rajguru helped to lead the Alcentra Capital team over the past 18 months, during which the Company made significant progress rotating its legacy portfolio and stabilizing its NAV and entered into a definitive merger agreement with Crescent Capital BDC, Inc. We are grateful for his service on the Board and as Chairman and wish him well in his future endeavors. We are pleased that Suhail Shaikh has agreed to take his place as a member of the Board.”

Mr. Shaikh, 51, serves as the Chief Executive Officer of the Company and previously served as Co-President of the Company from June 2018 to March 2019. He also serves as Managing Director and Head of U.S. Direct Lending at the Adviser. Mr. Shaikh also served as a Senior Investment Professional at Solar Capital Partners, a private credit fund advisor, from 2011 to 2018 and as a Managing Director at Bank of America Merrill Lynch from 2005 to 2011. Mr. Shaikh has an M.B.A. from the Wharton School of Business and an A.B. from Middlebury College.

There is no arrangement or understanding between Mr. Shaikh and any other person pursuant to which he was appointed to the Board of the Company. Further, with regard to Mr. Shaikh, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 2, 2019

ALCENTRA CAPITAL CORPORATION

By:	/s/ Ellida McMillan
Name: Ellida McMillan
Title: Chief Financial Officer and Chief Operating Officer